Exhibit 10.4

AGREEMENT

AGREEMENT (the "Agreement"), dated as of March 16, 2006, by and among GlobalOptions Group, Inc. (the "Company") and Magnetar Capital Master Fund, Ltd. (the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement, dated as of March 16, 2006 by and among the Company and the Buyer ( the "Subscription Agreement").

1.	Additional Issuances of Equity Securities.

(a)For purposes of this Agreement, the following definitions shall apply.

(i)"Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(ii)"Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(iii)"Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(iv)"Trading Day" means any day on which the Common Stock (as defined below) is traded on the NASD's OTC Bulletin Board (the "Principal Market"), or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(v)"Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

(b)The Company will not, directly or indirectly, from and after the date hereof until August 31, 2006, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents, other than shares of Common Stock to be issued in connection with the Safir Acquisition (as defined below) (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") unless the Company shall have first complied with this Section 1(b).

(i)The Company shall deliver to the Buyer, a written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Buyer not less than $3.5 million of the Offered Securities on terms no less favorable to the Buyer than the terms contained in the Offer Notice and the Subscription Agreement, the Note issued by the Company to the Buyer thereunder and the Subordination Agreement contemplated thereby.

(ii)To accept an Offer, in whole or in part, the Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of the Offered Securities that the Buyer elects to purchase (the "Notice of Acceptance").

(c)The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyer (the "Refused Securities"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and, in no event, upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Securities Purchase Agreement, the Note issued by the Company to the Buyer thereunder and the Subordination Agreement contemplated thereby.

(d)In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 1(b) above), then the Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Buyer elected to purchase pursuant to Section 1(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyer pursuant to Section 1(b) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyer in accordance with Section 1(b)(i) above.

(e)Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyer shall acquire from the Company, and the Company shall issue to the Buyer, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 1(d) above if the Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyer of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyer and its counsel.

(f)Any Offered Securities not acquired by the Buyer in accordance with Section 1(b) above may not be issued, sold or exchanged until they are again offered to the Buyer under the procedures specified in this Agreement.

Notwithstanding the foregoing, the rights contained in this Section 1(b) shall not apply (i) to the Buyer to the extent that the Buyer continues to hold less than 25% of the Notes that it purchased under the Subscription Agreement, (ii) after the Buyer shall have participated in $3.5 million or more of Subsequent Placements (including, without limitation, the Safir Acquisition) or shall have been offered the right to participate, pursuant to the terms hereof, in Subsequent Placements with an aggregate purchase price of $8 million or more that have been consummated, (iii) after the Buyer shall have been offered the right to participate in a Subsequent Placement of up to $3.5 million relating to the acquisition (the "Safir Acquisition") by the Company of the assets of Safir Rosetti LLC, a Delaware limited liability company, pursuant to the terms of the Asset Purchase Agreement dated January 27, 2006, as such agreement may be amended from time to time, (iv) with respect to a Qualified Financing (as defined in the Note), as long as the Note issued to the Buyer is outstanding, (v) with respect to the grant by the Company of common stock ("Common Stock") of the Company or Common Stock Equivalents to officers, directors, employees, advisors or consultants to the Company, (vi) with respect to the issuance by the Company of Common Stock or Common Stock Equivalents in connection with acquisitions by the Company of businesses of the type described generally in the Memorandum, not for capital raising purposes, and (vii) with respect to the issuance by the Company of Common Stock or Common Stock Equivalents as payment for services rendered in the ordinary course of business; provided, that with respect to clauses (v), (vi) and (vii) above, none of the foregoing securities may be issued for less than the fair market value of the Company's Common Stock.

2. Covenants

(a)Except with the prior written consent of the Buyer, so long as any Notes are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, increase its line of credit (or the maximum limit under such line of credit) with the Senior Lender (as defined in the Subscription Agreement) in excess of $5 million, or incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Note issued to the Buyer and the Notes held by Other Buyers (as defined in the Subscription Agreement) and (ii) the existing Indebtedness outstanding by the Company to the Senior Lender, as such amount may be increased to an amount not in excess of $5 million and up to $8 million of Indebtedness to be issued in connection with the Safir Acquisition. As used herein, "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principals) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)In the event that the Buyer is prohibited from receiving any payment of cash (by virtue of payment of principal, or interest becoming due under the Notes or otherwise) from the Company in accordance with the terms of the Subordination Agreement (as defined in the Subscription Agreement), then upon the request of the Buyer, the Company shall promptly repay all outstanding Indebtedness to the Senior Lender (including any early termination fee) and shall terminate all documents relating to the credit line with the Senior Lender and shall cause the Senior Lender to terminate the Subordination Agreement and to release any and all liens in any property of the Company and its Subsidiaries; provided, that if the Company does not have sufficient funds to repay such Indebtedness, the Buyer may elect to fund the Company with sufficient funds (on terms substantially similar to those contained in the Company's existing credit line with the Senior Lender or upon such other terms as shall be mutually agreed between the Company and the Buyer), and upon receipt by the Company of such funds from the Buyer in an amount sufficient to repay all such Indebtedness, the Company shall promptly repay all outstanding Indebtedness to the Senior Lender (including any early termination fee) and shall terminate all documents relating to the credit line with the Senior Lender and shall cause the Senior Lender to terminate the Subordination Agreement and to release any and all liens in any property of the Company and its Subsidiaries.

3. Miscellaneous Provisions.

(a)Modification. Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(b)Notices. Any party may send any notice, request, demand, claim or other communication hereunder to the undersigned at the address set forth on the signature page of this Agreement or to the Company at the address set forth above using any means (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

(c)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person or entity, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and his or its heirs, executors, administrators, successors, legal representatives and assigns.

(e)Assignability. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Notes issued and issuable hereunder. The Buyer may assign some or all of its rights hereunder in connection with transfer of any of its Notes without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(f)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement effective as of the date first written above.

GLOBALOPTIONS GROUP, INC.

By:	______________________________________

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement effective as of the date first written above.

MAGNETAR CAPITAL FUND, L.P.

By:	____________________________________

Name:

Title: